Exhibit 10.19

RESTRICTED STOCK UNIT AWARD AGREEMENT

UNDER THE

TEXAS CAPITAL BANCSHARES, INC.

2010 LONG-TERM INCENTIVE PLAN

1. Award of Restricted Stock Units. Pursuant to the Texas Capital Bancshares, Inc. 2010 Long-Term Incentive Plan (the “Plan”) for key employees and contractors of Texas Capital Bancshares, Inc., a Delaware corporation (the “Company”) and its Subsidiaries,

[            ]

(the “Participant”)

has been granted an Award under the Plan for [            ] Restricted Stock Units (the “Awarded Units”) which may be converted into the number of shares of Common Stock of the Company equal to the number of Restricted Stock Units, subject to the terms and conditions of the Plan and this Restricted Stock Unit Award Agreement (this “Agreement”). The Date of Grant of this Restricted Stock Unit Award is                     , 20    . Each Awarded Unit shall be a notional share of Common Stock, with the value of each Awarded Unit being equal to the Fair Market Value of a share of Common Stock at any time.

2. Subject to Plan. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent inconsistent with the provisions of this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Administrator and communicated to the Participant in writing.

3. Vesting; Forfeiture. Awarded Units which have become vested pursuant to the terms of this Section 3 are collectively referred to herein as “Vested RSUs.” All other Awarded Units are collectively referred to herein as “Unvested RSUs.”

a. The Awarded Units will become vested in accordance with the Schedule set forth below, if, as of the anniversary date(s) specified in the Schedule, the Participant is employed by (or if the Participant is a Contractor or Outside Director, is providing services to) the Company or its Subsidiaries on each such anniversary:

Date	Cumulative Percentage of Awarded Units Vested on Such Date

Except as otherwise provided herein, the above vesting schedule shall cease and no Unvested RSUs shall vest after the Participant’s Termination of Service.

Within two and a half (2 1⁄2) months following the close of the calendar year in which the Awarded Units vest in accordance with the Schedule set forth in this Section 3.a. (or, if earlier, in accordance with Section 3.b., Section 3.c., or Section 3.d. below), the Company shall convert the

Vested RSUs into the number of whole shares of Common Stock equal to the number of Vested RSUs, subject to the provisions of the Plan and this Agreement and shall distribute such shares of Common Stock. Notwithstanding anything to the contrary contained herein, in the event any distribution made on account of the Participant’s Termination of Service as provided in Section 3.b. below is deemed to be subject to (and not otherwise exempt from) the requirements of Section 409A of the Code and the Participant is deemed a “key employee” (as defined by Section 416(i) of the Code, disregarding Section 416(i)(5) of the Code), then the Participant shall not be entitled to any such distributions that are subject to Section 409A of the Code until the first day of the seventh month following his or her Termination of Service. From and after the date of receipt of such shares, the Participant or the Participant’s estate, personal representative or beneficiary, as the case may be, shall have full rights of transfer or resale with respect to such stock subject to applicable state and federal regulations.

b. Notwithstanding the foregoing, if the Participant’s employment with the Company or any of its Subsidiaries terminates by reason of the Participant’s death or Total and Permanent Disability, all Unvested RSUs shall immediately become Vested RSUs upon such termination.

c. Except as otherwise provided by this Section 3.c. and Section 3.b. and Section 3.d. hereof, upon the Participant’s Termination of Service for any reason whatsoever, and effective as of 5 p.m. on the Participant’s Termination of Service, the Participant shall be deemed to have forfeited all of the Participant’s Unvested RSUs. Notwithstanding any provision contained herein to the contrary, if a Participant is terminated without Cause (as defined in Section 3.e. below) or terminates his or her employment for Good Reason (as defined in Section 3.f. below) within the ninety (90) day period immediately preceding the occurrence of a Change in Control, then immediately upon the Change in Control, any previously forfeited Unvested RSUs shall be reinstated and become Vested RSUs.

d. Notwithstanding the foregoing, in the event that a Change in Control occurs, then upon the effective date of such Change in Control, (i) fifty percent (50%) of the Unvested RSUs shall thereupon immediately become fully vested and (ii) the remaining fifty percent (50%) of the Unvested RSUs shall vest in accordance with the schedule set forth Section 3.a. hereof or, if earlier, on the date that is two (2) years following the effective date of the Change in Control. Notwithstanding the foregoing, in the event that the Participant is terminated without Cause (as defined in Section 3.e. below) or the Participant terminates his or her service for Good Reason (as defined in Section 3.f. below) at any time following the occurrence of a Change in Control, all Unvested RSUs shall immediately become Vested RSUs upon such termination.

e. For purposes hereof, “Cause” shall have the meaning set forth in the Participant’s employment agreement with the Company, or, if the employment agreement does not contain a definition of “cause” or the Participant has not entered into an employment agreement with the Company, shall mean:

(i) misappropriation of funds or property, fraud or dishonesty within the course of providing services to the Company which evidences a want of integrity or breach of trust;

(ii) indictment for a misdemeanor that has caused or may be reasonably expected to cause material injury to the Company, any of its Subsidiaries, any of its affiliates or any of their interests, or indictment for a felony;

(iii) any willful or negligent action, inaction, or inattention to duties of the Participant within the course of providing services to the Company that causes the Company material harm or damages (as determined in the sole and absolute discretion of the Company);

(iv) misappropriation of any corporate opportunity or otherwise obtaining personal profit from any transaction which is adverse to the interests of the Company or to the benefits of which the Company is entitled;

(v) inexcusable or repeated failure by the Participant to follow applicable Company policies and procedures;

(vi) conduct of the Participant which is materially detrimental to the Company (as determined in the sole and absolute discretion of the Company); or

(vii) any material violation of the terms of the Participant’s employment agreement (or, if Participant is a Contractor, of the Participant’s consulting or contractor agreement), if any.

f. For purposes hereof, “Good Reason” shall have the meaning set forth in the Participant’s employment agreement with the Company, or, if the employment agreement does not contain a definition of “good reason” or the Participant has not entered into an employment agreement with the Company, shall mean:

(i) Without his express written consent, the assignment of the Participant to a position constituting a material demotion, or loss of compensation or job duties by comparison to his position with the Company on the date of this Agreement; provided, however, that changes, as opposed to a loss, in the Participant’s job duties or changes to reporting relationships, at the Company’s or Board of Directors’ discretion, and without a material loss in the Participant’s compensation, will not constitute “Good Reason” under this Agreement;

(ii) The change of the location where the Participant performs the majority of the Participant’s job duties at the time the Participant executes this Agreement (“Base Location”) to a location that is more than fifty (50) miles from the Base Location, without the Participant’s written consent;

(iii) A reduction by the Company in the Participant’s base salary as in effect on the date of this Agreement, unless the reduction is a proportionate reduction of the compensation of the Participant and all other senior officers of the Company as a part of a company-wide effort to enhance the Company’s financial condition; or

(iv) After the occurrence of a Change in Control, a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities, or duties attached to the position(s) with the Company which the Participant held immediately before the Change in Control, or a material reduction in total compensation, including incentive compensation, stock-based compensation and benefits received from the Company compared to the total compensation and benefits to which the Participant was entitled immediately before the Change in Control.

4. Who May Receive Converted Vested RSUs. During the lifetime of the Participant, the Common Stock received upon conversion of Vested RSUs may only be received by the Participant or his or her legal representative. If the Participant dies prior to the date his or her Vested RSUs are converted into shares of Common Stock as described in Section 3 above, the Common Stock relating to such converted Vested RSUs may be received by any individual who is entitled to receive the property of the Participant pursuant to the applicable laws of descent and distribution.

5. No Fractional Shares. Vested RSUs may be converted only with respect to full shares, and no fractional share of stock shall be issued.

6. Rights as Stockholder. The Participant will have no rights as a stockholder with respect to any shares covered by this Agreement until the issuance of a certificate or certificates to the Participant for the Awarded Units. The Awarded Units shall be subject to the terms and conditions of this Agreement regarding such shares. Except as otherwise provided in Section 7 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

7. Adjustment of Number of Awarded Units and Related Matters. The number of Awarded Units shall be subject to adjustment in accordance with Articles 11—13 of the Plan.

8. Execution of Documents. The Participant, by his or her execution of this Agreement, hereby agrees to execute any documents requested by the Company in connection with the conversion of the Awarded Units into shares of Common Stock pursuant to this Agreement.

9. Prospectus. A prospectus covering the shares of Common Stock offered pursuant to the Plan and registered under the Securities Act of 1933, as amended (the “Securities Act”), has been prepared by the Company (the “Prospectus”). The Prospectus summarizes and describes the material provisions of the Plan. An electronic copy of the Prospectus, the Plan and any other documents required to be delivered do the Participant under the Securities Act or the rules and regulations promulgated thereunder (the “Plan Documents”) are available via HR Online at https://home.eease.com. Physical copies of the Plan Documents are available upon written request. By acceptance of this Award and execution of this Agreement, the Participant acknowledges and agrees that a copy of the Prospectus and the other Plan Documents have been made available and delivered to him. The Participant represents that he or she is familiar with the terms and provisions of the Prospectus and the other Plan Documents, and hereby accepts the Awarded Units subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

10. Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Agreement, and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party in its sole discretion may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

11. The Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Company will not be obligated to issue any shares to the Participant hereunder, if the issuance of such shares shall constitute a violation by the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.

12. Investment Representation. Unless the Common Stock is issued to him in a transaction registered under applicable federal and state securities laws, by his execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be purchased hereunder will be acquired by the Participant for investment purposes for his own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to him in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

13. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

14. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an Employee, Contractor or Outside Director, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee, Contractor or Outside Director at any time.

15. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

16. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

17. Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

18. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

19. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

20. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.

21. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

22. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

23. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.	Notice to the Company shall be addressed and delivered as follows:

Texas Capital Bancshares, Inc.
2000 McKinney Avenue, Suite 700
Dallas, Texas 75201
Attn: Human Resources
Facsimile: 214-932-6699

b.	Notice to the Participant shall be addressed and delivered as set forth on the signature page.

24. Tax Requirements. The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement, including, without limitation, any possible tax consequences of this Agreement in connection with Section 409A of the Code. Unless the Company otherwise consents in writing to an alternative withholding method, the Company, or if applicable, any Subsidiary (for purposes of this Section 24, the term “Company” shall be deemed to include any applicable Subsidiary) shall withhold the number of shares to be delivered upon the conversion of the Vested RSUs with an aggregate Fair Market Value that equals (but does not exceed) the amount of any Federal, state, local, or other taxes required by law to be withheld in connection with this Award. The Company, in its sole discretion and prior to the date of conversion, may also permit the Participant receiving shares of Common Stock upon conversion of Vested RSUs to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award. Such payments shall be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment, if the Company, in its sole discretion, so consents in writing, may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising the Participant to the Company of shares of Common Stock other than (A) Restricted Stock or (B) Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds the required tax withholding payment; or (iii) any combination of (i) or (ii). The Company also may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

IN WITNESS WHEREOF, the Company has caused this Restricted Stock Unit Award Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Restricted Stock Unit Award Agreement, as of the date first written above.

COMPANY	PARTICIPANT

TEXAS CAPITAL BANCSHARES, INC.

By:	Printed Name:

Its: Chief Executive Officer	Address: